QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Intrepid Potash, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-150444) on Form S-8 of Intrepid Potash, Inc. of our report dated March 5, 2009, with respect to the consolidated balance sheets of Intrepid Potash, Inc. and subsidiaries (Intrepid) as of December 31, 2008 and 2007, and of Intrepid Mining LLC and subsidiaries (Mining) as of December 31, 2007, and the related consolidated statements of operations and cash flows of Intrepid for the period from April 25, 2008 through December 31, 2008, the related consolidated statements of stockholders' equity and comprehensive income for Intrepid for the year ended December 31, 2008 and the period from November 19, 2007 (inception) through December 31, 2007, and the related consolidated statements of operations, members' equity (deficit) and comprehensive income (loss), and cash flows of Mining for the period from January 1, 2008 through April 24, 2008, and for the years ended December 31, 2007 and 2006, which report appears in the December 31, 2008 annual report on Form 10-K of Intrepid Potash, Inc.

/s/ KPMG LLP
Denver, Colorado March 5, 2009

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm